Exhibit 99.1

United Fire Group, Inc. Announces Its 2015 Fourth Quarter and Year-End Earnings Call
CEDAR RAPIDS, IOWA-January 15, 2016-United Fire Group, Inc. (NASDAQ OMX/GS: UFCS) (the "Company" or "UFG") announced today that its 2015 fourth quarter and year-end earnings results will be released before the market opens on February 18, 2016. An earnings call will be held at 9:00 a.m. central time on that date to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company's 2015 fourth quarter and year-end results.
TELECONFERENCE: Dial-in information for the call is toll-free 1-844-492-3723 (international 1-412-542-4184). Participants should request to join the United Fire Group, Inc. call. The event will be archived and available for digital replay through March 3, 2016. The replay access information is toll-free 1-877-344-7529 (international 1-412-317-0088); access code no. 10079350.
WEBCAST: A webcast of the teleconference can be accessed at the Company's investor relations page at http://ir.unitedfiregroup.com/event or http://services.choruscall.com/links/ufcs160218. The archived audio webcast will be available until March 3, 2016.
TRANSCRIPT: A transcript of the teleconference will be available on the Company's website soon after the completion of the teleconference.
ABOUT UNITED FIRE GROUP, INC.: Founded in 1946 as United Fire & Casualty Company, United Fire Group, Inc., through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance and life insurance, and selling annuities.
Through our subsidiaries, we are licensed as a property and casualty insurer in 45 states, plus the District of Columbia, and we are represented by approximately 1,200 independent agencies. The United Fire pooled group is rated "A" (Excellent) by A.M. Best Company.
Our subsidiary, United Life Insurance Company, is licensed in 37 states, represented by approximately 1,200 independent life agencies and rated "A-" (Excellent) by A.M. Best Company.
For more information about United Fire Group, Inc. visit www.unitedfiregroup.com.

CONTACT: Randy Patten, Director of SEC and Financial Reporting, 319-286-2537 or rpatten@unitedfiregroup.com